UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LandBridge Corporation

(Exact name of registrant as specified in its charter)

Texas	93-3636146
(State of Incorporation)	(IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Class A Common Stock, $0.001 Par Value	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by LandBridge Corporation, a Texas corporation (the “Texas Corporation”), as the successor registrant to LandBridge Company LLC, a Delaware limited liability company (the “Delaware LLC”). Effective at 3:01 p.m. (Central Time) on October 13, 2026, the Delaware LLC converted from a Delaware limited liability company to a Texas corporation pursuant to a Plan of Conversion (the “Conversion”).

In accordance with Rule 12g-3 under the Exchange Act, upon and following the effective time of the Conversion, the Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of the Texas Corporation, is deemed to be registered under Section 12(b) of the Exchange Act and the Texas Corporation is deemed to be the successor registrant to the Delaware LLC. The Texas Corporation expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The Class A Common Stock will continue to trade on the NYSE Texas, Inc. under the ticker symbol “LB.”

This Amendment amends the Registration Statement as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock, which is contained in the “Description of Securities” set forth in Exhibit 99.1 to the Texas Corporation’s Current Report on Form 8-K filed on October 13, 2026, is incorporated herein by reference.

Item 2.	Exhibits

Number	Exhibit Description
2.1	Plan of Conversion (incorporated by reference to Exhibit 2.1 to LandBridge Corporation’s Current Report on Form 8-K (File No. 001-42150) filed with the SEC on October 13, 2026).
3.1

Delaware Certificate of Conversion of LandBridge Company LLC (incorporated by reference to Exhibit 3.1 to LandBridge Corporation’s Current Report on Form 8-K (File No. 001-42150) filed with the SEC on October 13, 2026).

3.2

Texas Certificate of Conversion of LandBridge Company LLC (incorporated by reference to Exhibit 3.2 to LandBridge Corporation’s Current Report on Form 8-K (File No. 001-42150) filed with the SEC on October 13, 2026).

3.3

Certificate of Formation of LandBridge Corporation (incorporated by reference to Exhibit 3.3 to LandBridge Corporation’s Current Report on Form 8-K (File No. 001-42150) filed with the SEC on October 13, 2026).

3.4	Bylaws of LandBridge Corporation (incorporated by reference to Exhibit 3.4 to LandBridge Corporation’s Current Report on Form 8-K (File No. 001-42150) filed with the SEC on October 13, 2026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 13, 2026	LANDBRIDGE CORPORATION

	By:	/s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Executive Vice President, Chief Financial Officer